EXHIBIT 1


                            STOCK PURCHASE AGREEMENT

             This Stock Purchase Agreement is made and entered into this 27th day of December, 1995 by and among Thermo Power Corporation, a corporation organized under the laws of the State of Delaware (the "Seller"), and National Westminster Bank Plc, New York Branch, a company organized under the laws of England (the "Buyer").

             In consideration of the premises and the mutual covenants, agreements and provisions herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF SHARES

             Section 1.1. Delivery of Outstanding Shares. At the Closing (as defined in Section 2.1 hereof), and subject to the terms and conditions contained in this Agreement, the Seller shall transfer to the Buyer all right, title and interest in and to 7,312 shares of the common stock, $1.00 par value per share (the "Shares"), of Thermo Electron Corporation ("Thermo Electron"), free and clear of all liens, encumbrances, charges, equities or restrictions.

             Section 1.2. Purchase Price. In exchange for the Shares, and subject to the terms and conditions contained in this Agreement, the Buyer agrees to pay the Seller the aggregate amount of $361,944.00 (the "Purchase Price") at the Closing.


                                    ARTICLE 2

                                     CLOSING

             Section 2.1. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Thermo Electron Corporation, at 81 Wyman Street, Waltham, Massachusetts 02254, on December 29, 1995 or on such other date or time as the Seller and the Buyer may agree.

             Section 2.2.  Action to be Taken by the Buyer at the
        Closing. At the Closing, in addition to the taking of such other action as may be provided in this Agreement, the Buyer shall cause the Purchase Price to be paid by wire transfer to such account or accounts as may be directed by the Seller.

             Section 2.3. Action to be Taken by the Seller at the Closing. At the Closing, in addition to the taking of such other
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        action as may be provided in this Agreement, the Seller shall deliver certificates for the Shares to the Buyer, duly endorsed to the Buyer or accompanied by duly executed stock powers.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

             Section 3.1. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that:

                  (a) Ownership of Shares; Authority to Transfer. The Shares are not encumbered and are freely transferable by the Seller. The Seller holds good and marketable title to the Shares to be transferred to the Buyer hereunder and no third party can claim any right thereto or make any claim thereon. The transfer of the Shares to the Buyer pursuant to this Agreement will vest in the Buyer full title to the Shares, free and clear of all liens, claims, equities, options, calls, voting trusts, agreements, commitments and encumbrances whatsoever.

                  (b) Authority. The Seller has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of its properties or assets may be bound or affected or (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or its properties or assets. No consent or approval by, or notification to or filing with, any court, governmental authority or any third party is required in connection with the execution, delivery and performance of this Agreement by the Seller or the consummation of the transactions contemplated hereby.

             Section 3.2.  Representations and Warranties of the Buyer.

                  (a) Authority. The Buyer represents and warrants to the Seller that the Buyer has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with the terms

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        hereof.  Neither the execution, delivery and performance of this
        Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound or affected or (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or its properties or assets. No consent or approval by, or notification to or filing with, any court, governmental authority or any third party is required in connection with the execution, delivery and performance of this Agreement by the Buyer or the consummation of the transactions contemplated hereby.

                  (b) Reliance on Publicly Available Information. The Buyer has, in connection with its decision to purchase the Shares, relied solely upon information contained, or incorporated by reference, in documents filed by Thermo Electron with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Buyer has not relied in any manner on any other statements of the Seller or of Thermo Electron other than the representations and warranties contained herein.

                  (c) Accredited Investor. The Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.


                                    ARTICLE 4

                    RESALE RESTRICTIONS; REGISTRATION RIGHTS

             Section 4.1. Resale Restrictions. The Buyer acknowledges that the Shares have not been registered under the Securities Act and that the Shares, in the hands of the Buyer, will constitute restricted securities. Accordingly, until such time as the Registration Statement (as defined below) has been declared effective by the Commission, the Buyer will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder and in compliance with any applicable state securities laws, and a legal opinion satisfactory to Thermo Electron is given to that effect.




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             Section 4.2.  Registration Requirements.

                  (a) As soon as practicable after the Closing, Thermo Electron will file a registration statement (the "Registration Statement") under the Securities Act with respect to the resale of the Shares by the Buyer, and Thermo Electron will use its best efforts to cause the Registration Statement to become effective as soon as practicable. The Buyer undertakes in connection therewith to execute and deliver in a timely manner all such information and materials and take all such action as may be required in order to permit Thermo Electron to comply with all applicable legal requirements and to obtain the acceleration of the effective date of the Registration Statement.

                  (b) Thermo Electron will use its best efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Buyer. The Buyer acknowledges that there may be times when Thermo Electron must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Thermo Electron and declared effective by the Commission, or until such time as Thermo Electron has filed an appropriate report with the Commission pursuant to the Exchange Act. The Buyer hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which Thermo Electron gives the Buyer notice of the suspension of the use of said prospectus and ending at the time Thermo Electron gives the Buyer notice that the Buyer may thereafter effect sales pursuant to said prospectus, and Thermo Electron's indemnification obligations in Section 4.4 will not apply to sales made in violation of this provision.

             Section 4.3.    Registration Procedures.

                  (a) Thermo Electron will furnish to the Buyer with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Buyer may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Buyer. The Buyer hereby represents, warrants and covenants that it will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses.


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                  (b)      Thermo Electron will file documents required
        of Thermo Electron for normal blue sky clearance in a reasonable number of states specified in writing by the Buyer, provided, however, that Thermo Electron shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

                  (c) Thermo Electron will bear all expenses in connection with the procedures in paragraphs (a) through (c) of this Section 4.3 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Buyer.

                  (d) Thermo Electron understands that the Buyer disclaims being an underwriter with respect to the Shares, but the Buyer being deemed an underwriter shall not relieve Thermo Electron of any obligations it has hereunder.

             Section 4.4.  Indemnification.

                  (a)  For the purpose of this Section 4.4:

                       (i) the term "Selling Shareholder" shall mean the Buyer and any person controlling the Buyer within the meaning of Section 15 of the Securities Act;

                       (ii) the term "Registration Statement" shall mean
             any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 4.2; and

                       (iii) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Thermo Electron agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement contained in the Registration Statement on the effective date thereof, or arise out of any failure by Thermo Electron to fulfill any undertaking included in the Registration Statement, and Thermo Electron will reimburse such Selling Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that Thermo Electron shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of,

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        or is based upon, an untrue statement made in such Registration
        Statement in reliance upon and in conformity with written information furnished to Thermo Electron by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained herein respecting sale of the Shares.

                  (c) The Buyer agrees to indemnify and hold harmless Thermo Electron (and each person, if any, who controls Thermo Electron within the meaning of Section 15 of the Securities Act, each officer of Thermo Electron who signs the Registration Statement and each director of Thermo Electron) from and against any losses, claims, damages or liabilities to which Thermo Electron (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure of the Buyer to comply with the covenants and agreements contained herein, or any untrue statement contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyer specifically for use in preparation of the Registration Statement, and the Buyer will reimburse Thermo Electron (or such officer, director or controlling person), as the case may be, for any legal or other expense reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

                  (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the

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        fees and expenses of more than one separate counsel for all indemnified parties.

             Section 4.5.  Termination of Conditions and Obligations.
        The conditions precedent imposed by this Article 4 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to Thermo Electron shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.


                                    ARTICLE 5

                                     GENERAL

             Section 5.1. Notices. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Seller or to Thermo Electron:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Post Office Box 9046
                  Waltham, Massachusetts  02254-9046
                  Attention:  Treasurer

             With a copy to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Post Office Box 9046
                  Waltham, Massachusetts  02254-9046
                  Attention:  General Counsel

             If to the Buyer:

                  National Westminster Bank Plc,
                       New York Branch
                  175 Water Street
                  New York, New York  10038-4924
                  Attention:  ________________

             With a copy to:

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                  National Westminster Bank Plc,
                       New York Branch
                  175 Water Street
                  New York, New York  10038-4924
                  Attention:  ________________

        or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

             Section 5.2. Survival and Materiality of Representations. Each of the representations, warranties and agreements made by the parties hereto shall be deemed material and shall survive the Closing and the consummation of the transaction contemplated hereby.

             Section 5.3. Entire Agreement. This Agreement supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

             Section 5.4.  Parties in Interest.  All agreements,
        representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

             Section 5.5. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

             Section 5.6. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

             Section 5.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             Section 5.8. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.






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             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


        THERMO POWER CORPORATION           NATIONAL WESTMINSTER BANK PLC,
                                           NEW YORK BRANCH


        By: /s/ Jonathan W. Painter        By: /s/ Anne Kavanagh

        Title: Treasurer                   Title: President



        For purposes of Article 4 only:

        THERMO ELECTRON CORPORATION



        By: /s/ Jonathan W. Painter

        Title: Treasurer









        AA960050053






















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